Exhibit 1.1

                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 347

                                 TRUST AGREEMENT

                                                            Dated: July 17, 2002

         This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, and Van Kampen Investment Advisory Corp. or Cohen & Steers Capital Management, Inc., as Supervisor of certain Trusts, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisors agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Initial number of Units" for the Trust in the "Summary of Essential Financial Information" in the Prospectus.

          4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          5. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          6. The term "Deferred Sales Charge Payment Date" shall mean December 10, 2002 and the 10th day of each month thereafter through April 10, 2003 with respect to the amount designated "Deferred sales charge in first year" in the "Fee Table" on Page 3 of the Prospectus and the amounts designated "Deferred Sales Charge" in the "Fee Table" on page 4 of the Prospectus and December 10, 2003 and the 10th day of each month thereafter through February 10, 2004 with respect to the amount designated "Deferred sales charge in second year" in the "Fee Table" on page 3 of the Prospectus.

          7. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for each Trust set forth in the "Summary of Essential Financial Information" in the Prospectus.

          8. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's fee and operating expenses" in the "Fee Table" in the Prospectus.

          9. Section 6.02 of the Standard Terms and Conditions of Trust shall be amended by adding the following to the end of such Section:

                  "Notwithstanding anything to the contrary herein, each Unitholder who holds Units designated with a "Classis CUSIP" will be deemed to have tendered all Units then owned for redemption to the Trustee on the Special Redemption Date set forth under "Summary of Essential Financial Information" in the Prospectus and shall have such Units redeemed on such date as provided herein."

         10. The term "Supervisor" shall mean Cohen & Steers Capital Management, Inc. with respect to Cohen & Steers REIT Income Portfolio, Series 4 and shall mean Van Kampen Investment Advisory Corp. with respect to all other Trusts set forth in the Prospectus.

         11. Solely with respect to Cohen & Steers REIT Income Portfolio, Series 4, the first paragraph of Section 4.01 is hereby replaced with the following:

                  "Section 4.01. Compensation As compensation for providing supervisory portfolio services under this Indenture, the Trust will accrue daily and pay to the Supervisor at the end of each calendar quarter an aggregate annual fee in an amount equal to 0.05% of the average daily Trust Evaluation (described in Section 6.01). Such compensation shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05."


         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                           By /s/ DOMINICK COGLIANDRO_
                    -----------------------------------------
                               Executive Director



                      VAN KAMPEN INVESTMENT ADVISORY CORP.

                           By /s/ DOMINICK COGLIANDRO
                    -----------------------------------------
                               Assistant Treasurer



                     COHEN & STEERS CAPITAL MANAGEMENT, INC.

                              By /s/ JOHN J. MCCOMB
                    -----------------------------------------
                              Senior Vice President



                              THE BANK OF NEW YORK

                             By /s/ DESMOND O'REGAN
                    ----------------------------------------
                            Assistant Vice President




                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 347

     [Incorporated herein by this reference and made a part hereof is each "Portfolio" schedule as set forth in the Prospectus.]